UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 1, 2006
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street — 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
440 South LaSalle Street
Chicago, Illinois 60605-1028
(312) 394-4321

000-16844	PECO ENERGY COMPANY	23-0970240
(a Pennsylvania corporation)
P.O. Box 8699
2301 Market Street
Philadelphia, Pennsylvania 19101-8699
(215) 841-4000

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure
On June 1, 2006, at approximately 8:00 a.m. Eastern Time, John W. Rowe, Chairman, President and Chief Executive Officer of Exelon Corporation (Exelon) will deliver a presentation at the Sanford C. Bernstein & Co. Strategic Decisions Conference in New York, New York, on the subject of climate change, global warming and proposals to slow, stop and reverse emissions growth. The presentation will be available by webcast. Webcast information is available on the Exelon website at www.exeloncorp.com at the Investor Relations tab. During his presentation, Mr. Rowe intends to make the following additional remarks regarding the proposed merger of Exelon and Public Service Enterprise Group Incorporated (PSEG):
More than any other company, Exelon is a product of industry restructuring
•	The 2000 PECO/Unicom merger was predicated on the belief that restructuring would require traditional utilities to secure more of their earnings from the competitive generation business
•	One of the reasons we sold the ComEd fossil fleet in 2000

•	Why we created Exelon Generation as an unregulated affiliate in 2001, and transferred our entire nuclear fleet into it

•	Why we preserved PECO and ComEd as separate, wires only regulated distribution affiliates
•	We are seeing that shift in earnings today
•	In 2002, 22% of Exelon’s operating earnings came from ExGen

•	By 2005, that number had risen to 50%

•	We expect to see it increase further after the Post 2006 transition in Illinois, and then again when the current PPA with PECO expires in 2011
And with that shift has come a dramatic improvement in financial performance
•	Today, Exelon is one of the most highly valued companies in the industry, with a year end capitalization exceeding $35 billion

•	Also one of the most profitable
Our success is attributable to more than just the structural separation — also improved wholesale prices, and dramatically improved operating performance
•	2005 nuclear fleet capacity factor for 2005 averaged 93.5%, and the commercial availability of our fossil fleet was 95.7%

•	Several units set world records, and GE named five of our units as among the most efficient in the world
But the importance of an unregulated generation company with a well-run, low cost nuclear fleet cannot be overstated

Most of our ongoing management effort, including the proposed merger with PSEG, is directed at maintaining and enhancing that advantage

As was said when the deal was first announced in December of 2004, the merger between Exelon and PSEG is a logical extension of the strategy that first created Exelon and Exelon Generation
•	Exelon would bring its strong balance sheet and its nuclear expertise to Salem and Hope Creek

•	PSEG would add its distribution expertise to that of our distribution affiliates ComEd and PECO

Of course, much has changed in the last 18 months —
•	The deal has taken longer than we originally thought

•	Market prices have increased significantly, and the regulatory response to those increased prices has created greater uncertainty
But we continue to work diligently to complete the transaction
•	We are having ongoing discussions with DOJ, and believe we are making progress

•	We have begun serious negotiations in New Jersey

•	We continue to work with our financial advisors to refresh our internal analysis

•	And we have retained Lazard as an additional independent advisor
Assuming we can reach reasonable settlements with our regulators, we continue to believe that the merger can be an economically attractive transaction, one that will create real value for Exelon shareholders
•	Despite the change in market conditions, we believe that the relative value of the two companies remains about the same, i.e. their value has increased proportionately

•	And the strategic value of the deal remains unchanged
But the ultimate decision lies with our Board, who will make an independent assessment once all the facts are known, and the analysis has been completed
* * * * *
This combined Form 8-K is being furnished separately by Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a Registrant include those risks associated with the proposed merger of Exelon and PSEG that are described in the joint proxy statement/prospectus that Exelon filed with the SEC pursuant to Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704, as well as the items discussed in (a) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 17, PECO—Note 15 and Generation—Note 17, and (c) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer Commonwealth Edison Company

June 1, 2006